Consent of Independent Certified Public Accountants


The Board of Directors
Who? Vision Systems, Inc.:

We consent to the use of our report dated April 22, 1998, except for note 10 which is as of July 16, 1998, included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP
                                                ---------------------

Orlando, Florida
October 30, 1998